Bandwidth Announces Second Quarter 2020 Financial Results
Total second quarter revenue of $76.8 million, up 35% year-over-year
CPaaS second quarter revenue of $67.1 million, up 40% year-over-year
Active CPaaS customers of 1,900, up 30% year-over-year
Dollar-based net retention rate of 133%
Raleigh, NC - July 30, 2020 - Bandwidth Inc. (NASDAQ: BAND), a software company focused on communications for the enterprise, today announced financial results for the second quarter ended June 30, 2020.
“At Bandwidth, we're honored to contribute to keeping America connected — making sure that health care systems, governments, businesses, teachers and other essential services can stay connected with those in need. Our value proposition is strong, and we believe our relentless focus on customer success, and our investments in our platform and our people will continue to drive our growth,” stated David Morken, chief executive officer of Bandwidth. “As a result of our commitment to our mission, customers and each other, we achieved our best revenue growth performance ever. We are raising our full year guidance to reflect that performance, as well as our expectations for the back-half of the year. We believe Bandwidth is well positioned as the industry standard for enterprise-grade cloud communications platforms, and that we'll continue to attract and serve large customers operating at scale.”

Second Quarter 2020 Financial Highlights
•Revenue: Total revenue for the second quarter of 2020 was $76.8 million, up 35% compared to $56.8 million in the second quarter of 2019. Within total revenue, CPaaS revenue was $67.1 million, up 40% compared to $48.0 million for the second quarter of 2019. Other revenue contributed the remaining $9.7 million for the second quarter of 2020. Other revenue was $8.8 million in the same period last year.
•Gross Profit: Gross profit for the second quarter of 2020 was $34.8 million, compared to $26.7 million for the second quarter of 2019. Gross margin for the second quarter of 2020 was 45%, compared to 47% for the second quarter of 2019. Non-GAAP gross profit for the second quarter of 2020 was $37.1 million, compared to $28.2 million for the second quarter of 2019. Non-GAAP gross margin was 48% for the second quarter of 2020, compared to 50% for the second quarter of 2019.
•Adjusted EBITDA: Adjusted EBITDA was $5.5 million for the second quarter of 2020, compared to $0.02 million for the second quarter of 2019.
•Net (Loss) Income: Net loss for the second quarter of 2020 was $(20.6) million, or $(0.86) per share, based on 24.0 million weighted average shares outstanding. During the second quarter of 2019, net income was $3.5 million, or $0.14 per share, based on 24.4 million weighted average diluted shares outstanding.
•Non-GAAP Net Income (Loss): Non-GAAP net income for the second quarter of 2020 was $3.1 million, or $0.13 per share, based on 24.7 million weighted average diluted shares outstanding. This compares to a Non-GAAP net loss of $(0.9) million, or $(0.04) per share, based on 23.1 million weighted average shares outstanding for the second quarter of 2019.

Additional information regarding the non-GAAP financial measures discussed in this release, including an explanation of these measures and how each is calculated, is included below under the heading “Non-GAAP Financial Measures.” A reconciliation of GAAP to non-GAAP financial measures has also been provided in the financial tables included below.
Second Quarter 2020 Key Metrics
•The number of active CPaaS customers was 1,900 as of June 30, 2020, an increase of 30% from 1,467 as of June 30, 2019.
•The dollar-based net retention rate was 133% during the second quarter of 2020, compared to 113% during the second quarter of 2019.
Additional information regarding our active CPaaS customers and dollar-based net retention rate and how each are calculated are included below.
Financial Outlook
As of July 30, 2020, Bandwidth is providing guidance for its third quarter and full year 2020 as follows:
•Third Quarter 2020 Guidance: CPaaS revenue is expected to be in the range of $67.1 million to $67.6 million. Total revenue is expected to be in the range of $76.0 million to $76.5 million. Non-GAAP earnings per share is expected to be a loss in the range of $(0.03) to $(0.01) per share, using 24.2 million weighted average shares outstanding.
•Full Year 2020 Guidance: CPaaS revenue is expected to be in the range of $260.3 million to $261.8 million. Total revenue is expected to be in the range of $296.8 million to $298.3 million. Non-GAAP earnings per share is expected to be in the range of $0.05 to $0.11 per share, using 25.5 million weighted average diluted shares outstanding.
Bandwidth has not reconciled its third quarter and full-year guidance related to non-GAAP net earnings or loss to GAAP net earnings or loss and non-GAAP earnings or loss per share to GAAP earnings or loss, because stock-based compensation cannot be reasonably calculated or predicted at this time. Accordingly, a reconciliation is not available without unreasonable effort.
Quarterly Conference Call
Bandwidth will host a conference call today at 5:00 p.m. Eastern Time to review the Company’s financial results for the second quarter ended June 30, 2020. To access this call, dial (877) 407-0792 for the U.S. or Canada, or (201) 689-8263 for international callers. A live webcast of the conference call will be accessible from the Investors section of Bandwidth’s website at https://investors.bandwidth.com, and a recording will be archived and accessible at https://investors.bandwidth.com. An audio replay of this conference call will also be available through May 7, 2020, by dialing (844) 512-2921 for the U.S. or Canada, or (412) 317-6671 for international callers, and entering passcode 13701765.
About Bandwidth Inc.
Bandwidth (NASDAQ: BAND) is a software company focused on communications for the enterprise. Companies like Google, Microsoft, Cisco, Zoom and RingCentral use Bandwidth’s APIs to easily embed voice, messaging and 911 access into software and applications. Bandwidth is the first and only CPaaS provider offering a robust selection of communications APIs built around their own nationwide IP voice network - one of the largest in the nation. More information available at www.bandwidth.com.

Forward-Looking Statements
This press release includes forward-looking statements. All statements contained in this press release other than statements of historical facts, including, without limitation, statements regarding our future financial and business performance for the third quarter 2020 and full-year 2020, attractiveness of our product offerings and platform and the value proposition of our products, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “estimate,” “expect,” “intend,” “guide,” “may,” “will” and similar expressions and their negatives are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of risks and uncertainties, including, without limitation, risks related to our rapid growth and ability to sustain our revenue growth rate, competition in the markets in which we operate, market growth, our ability to innovate and manage our growth, our ability to expand effectively into new markets, our ability to operate in compliance with applicable laws as well as other risks and uncertainties set forth in the “Risk Factors” section of our Form 10-K for the year ended December 31, 2019, filed with the Securities and Exchange Commission and any subsequent reports that we file with the Securities and Exchange Commission after December 31, 2019. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, we cannot guarantee future results, levels of activity, performance, achievements or events and circumstances reflected in the forward-looking statements will occur. We are under no obligation to update any of these forward-looking statements after the date of this press release to conform these statements to actual results or revised expectations, except as required by law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.
Non-GAAP Financial Measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with Generally Accepted Accounting Principles in the United States, or GAAP, we provide investors with certain non-GAAP financial measures and other business metrics, which we believe are helpful to our investors. We use these Non-GAAP financial measures and other business metrics for financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons. We believe that these Non-GAAP financial measures and other business metrics provide useful information about our operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to metrics used by our management in its financial and operational decision-making.
The presentation of Non-GAAP financial information and other business metrics is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. While our Non-GAAP financial measures and other business metrics are an important tool for financial and operational decision-making and for evaluating our own operating results over different periods of time, we urge investors to review the reconciliation of these financial measures to the comparable GAAP financial measures included above, and not to rely on any single financial measure to evaluate our business.
We define Non-GAAP gross profit as gross profit after adding back depreciation and amortization and stock-based compensation. We add back depreciation and amortization and stock-based compensation because they are non-cash items. We eliminate the impact of these non-cash items, because we do not consider them indicative of our core operating performance. Their exclusion facilitates comparisons of our operating performance on a period-to-period basis. Therefore, we believe that showing gross margin, as adjusted to remove the impact of these non-cash expenses, such as depreciation, amortization and stock-based compensation, is helpful to investors in assessing our gross profit and gross margin performance in a way that is similar to how management assesses our performance. We calculate Non-GAAP gross margin by dividing adjusted gross profit by revenue, expressed as a percentage of revenue.

We define adjusted EBITDA as net income (loss) adjusted to reflect the addition or elimination of certain statement of operations items including, but not limited to: income tax (benefit) provision, interest (income) expense, net, depreciation and amortization expense, stock-based compensation expense, impairment of intangible assets, and loss (gain) from disposal of property and equipment. We have presented Adjusted EBITDA because it is a key measure used by our management and board of directors to understand and evaluate our core operating performance and trends, generate future operating plans, and make strategic decisions regarding the allocation of capital. In particular, we believe that the exclusion of certain items in calculating Adjusted EBITDA can produce a useful measure for period-to-period comparisons of our business.
We define Non-GAAP net (loss) income as net income (loss) adjusted for certain items affecting period to period comparability. Non-GAAP net (loss) income excludes stock-based compensation, amortization of acquired intangible assets related to the Dash acquisition, amortization of debt discount and issuance costs for convertible debt, impairment charges of intangibles assets, loss (gain) on disposal of property and equipment, estimated tax impact of above adjustments, income tax (benefit) provision resulting from excess tax benefits associated with the exercise of stock options, vesting of restricted stock units and equity compensation, and expense resulting from recording the valuation allowance on our deferred tax assets (“DTA”).
We define free cash flow as net cash provided by or used in operating activities less net cash used in the acquisition of property, plant and equipment activities and capitalized development costs for software for internal use. We believe free cash flow is a useful indicator of liquidity and provides information to management and investors about the amount of cash generated from our core operations that can be used for investing in our business. Free cash flow has certain limitations in that it does not represent the total increase or decrease in the cash balance for the period, it does not take into consideration investment in long-term securities, nor does it represent the residual cash flows available for discretionary expenditures. Therefore, it is important to evaluate free cash flow along with our consolidated statements of cash flows.
We believe that these Non-GAAP financial measures provide useful information about our operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to metrics used by our management in its financial and operational decision-making.
While a reconciliation of Non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis as a result of the uncertainty regarding, and the potential variability of, many of these costs and expenses that we may incur in the future, we have provided a reconciliation of Non-GAAP financial measures and other business metrics to the nearest comparable GAAP measures in the accompanying financial statement tables included in this press release.
We define an active CPaaS customer account at the end of any period as an individual account, as identified by a unique account identifier, for which we have recognized at least $100 of revenue in the last month of the period. We believe that the use of our platform by active CPaaS customer accounts at or above the $100 per month threshold is a stronger indicator of potential future engagement than trial usage of our platform at levels below $100 per month. A single organization may constitute multiple unique active CPaaS customer accounts if it has multiple unique account identifiers, each of which is treated as a separate active CPaaS customer account.
Our dollar-based net retention rate compares the CPaaS revenue from customers in a quarter to the same quarter in the prior year. To calculate the dollar-based net retention rate, we first identify the cohort of customers that generate CPaaS revenue and that were customers in the same quarter of the prior year. The dollar-based net retention rate is obtained by dividing the CPaaS revenue generated from that cohort in a quarter, by the CPaaS revenue generated from that same cohort in the corresponding quarter in the prior year. When we calculate dollar-based net retention rate for periods longer than one quarter, we use the average of the quarterly dollar-based net retention rates for the quarters in such period.

BANDWIDTH INC.
Condensed Consolidated Statements of Operations
(In thousands, except share and per share amounts)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2019	2020	2019	2020
Revenue	$56,779	$76,790	$110,100	$145,308
Cost of revenue	30,110	42,009	58,876	78,368
Gross profit	26,669	34,781	51,224	66,940
Operating expenses:
Research and development	7,656	9,554	15,373	19,084
Sales and marketing	8,514	8,655	16,863	18,072
General and administrative	14,282	16,840	28,615	32,936
Total operating expenses	30,452	35,049	60,851	70,092

Operating loss	(3,783)	(268)	(9,627)	(3,152)
Other income (expense), net	729	(3,868)	930	(4,774)
Loss before taxes	(3,054)	(4,136)	(8,697)	(7,926)
Income tax benefit (provision)	6,526	(16,505)	14,161	(13,773)
Net income (loss)	$3,472	$(20,641)	$5,464	$(21,699)

Earnings per share:
Net income (loss) per share:
Basic	$0.15	$(0.86)	$0.25	$(0.91)
Diluted	$0.14	$(0.86)	$0.23	$(0.91)

Weighted average number of common shares outstanding:
Basic	23,102,553	23,973,663	21,807,523	23,768,616
Diluted	24,447,417	23,973,663	23,262,496	23,768,616

The Company recognized total stock-based compensation expense as follows:

	Three months ended June 30,		Six months ended June 30,
	2019	2020	2019	2020
Cost of revenue	$50	$(60)	$106	$115
Research and development	358	620	730	1,073
Sales and marketing	292	376	612	771
General and administrative	930	1,489	1,858	2,965
Total	$1,630	$2,425	$3,306	$4,924

BANDWIDTH INC.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	As of December 31,	As of June 30,
	2019	2020
Assets
Current assets:
Cash and cash equivalents	$184,414	$290,979
Restricted cash	590	930
Other investments	—	230,780
Accounts receivable, net of allowances	30,187	41,779
Prepaid expenses and other current assets	9,260	10,871
Deferred costs	2,498	1,992
Total current assets	226,949	577,331
Property and equipment, net	41,654	43,770
Operating right-of-use asset	21,031	18,699
Intangible assets, net	6,569	6,309
Deferred costs, non-current	1,952	3,042
Other long-term assets	1,533	1,939
Goodwill	6,867	6,867
Deferred tax asset	34,861	—
Total assets	$341,416	$657,957
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$4,190	$4,474
Accrued expenses and other current liabilities	27,328	29,405
Current portion of deferred revenue	5,177	5,236
Advanced billings	4,167	4,523
Operating lease liability, current	4,876	5,067
Total current liabilities	45,738	48,705
Operating lease liability, net of current portion	19,868	17,065
Deferred revenue, net of current portion	5,720	6,352
Convertible senior notes	—	272,901
Total liabilities	71,326	345,023
Stockholders’ equity:
Class A and Class B common stock	24	24
Additional paid-in capital	275,553	340,215
Accumulated deficit	(5,528)	(27,227)
Accumulated other comprehensive income (loss)	41	(78)
Total stockholders’ equity	270,090	312,934
Total liabilities and stockholders’ equity	$341,416	$657,957

BANDWIDTH INC.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Six months ended June 30,
	2019	2020
Cash flows from operating activities
Net income (loss)	$5,464	$(21,699)
Adjustments to reconcile net income (loss) to net cash used in operating activities
Depreciation and amortization	4,321	6,640
Right-of-use asset amortization	1,999	2,332
Accretion of bond discount	(478)	—
Amortization of debt discount and issuance costs	139	6,314
Stock-based compensation	3,306	4,924
Deferred taxes	(14,263)	14,254
Loss on disposal of property and equipment	351	260
Changes in operating assets and liabilities:
Accounts receivable, net of allowances	(2,683)	(11,609)
Prepaid expenses and other assets	(3,586)	(2,041)
Deferred costs	1,290	(584)
Accounts payable	(95)	41
Accrued expenses and other liabilities	1,584	2,417
Deferred revenue and advanced billings	(1,047)	1,047
Operating right-of-use liability	(1,714)	(2,612)
Net cash used in operating activities	(5,412)	(316)
Cash flows from investing activities
Purchase of property and equipment	(7,844)	(7,550)
Capitalized software development costs	(1,675)	(1,498)
Purchase of marketable securities	(55,933)	—
Proceeds from sales and maturities of marketable securities	18,000	—
Purchase of other investments	—	(230,780)
Net cash used in investing activities	(47,452)	(239,828)
Cash flows from financing activities
Proceeds from the follow-on public offering, net of underwriting discounts	147,391	—
Payment of costs related to the follow-on public offering	(755)	—
Proceeds from issuance of convertible senior notes	—	400,000
Payment of debt issuance costs	(125)	(11,965)
Purchase of capped call	—	(43,320)
Proceeds from exercises of stock options	6,381	3,540
Value of equity awards withheld for tax liabilities	(945)	(1,198)
Net cash provided by financing activities	151,947	347,057
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(1)	(8)
Net increase in cash, cash equivalents, and restricted cash	99,082	106,905
Cash, cash equivalents, and restricted cash, beginning of period	41,501	185,004
Cash, cash equivalents, and restricted cash, end of period	$140,583	$291,909

BANDWIDTH INC.
Reconciliation of Non-GAAP Financial Measures
(In thousands, except share and per share amounts)
(Unaudited)
Non-GAAP Gross Profit and Non-GAAP Gross Margin
Consolidated

	Three months ended June 30,		Six months ended June 30,
	2019	2020	2019	2020
Consolidated Gross Profit	$26,669	$34,781	$51,224	$66,940
Depreciation	1,530	2,340	2,823	4,674
Stock-based compensation	50	(60)	106	115
Non-GAAP Gross Profit	$28,249	$37,061	$54,153	$71,729
Non-GAAP Gross Margin %	50%	48%	49%	49%
By Segment
CPaaS

	Three months ended June 30,		Six months ended June 30,
	2019	2020	2019	2020
CPaaS Gross Profit	$21,516	$29,847	$41,229	$57,076
Depreciation	1,530	2,340	2,823	4,674
Stock-based compensation	50	(60)	106	115
Non-GAAP CPaaS Gross Profit	$23,096	$32,127	$44,158	$61,865
Non-GAAP CPaaS Gross Margin %	48%	48%	47%	49%
Other
There are no non-GAAP adjustments to gross profit for the Other segment.

Adjusted EBITDA

	Three months ended June 30,		Six months ended June 30,
	2019	2020	2019	2020
Net income (loss)	$3,472	$(20,641)	$5,464	$(21,699)
Income tax (benefit) provision (1) (2)	(6,526)	16,505	(14,161)	13,773
Interest (income) expense, net	(719)	3,864	(920)	4,723
Depreciation	1,982	3,212	4,061	6,380
Amortization	130	130	260	260
Stock-based compensation	1,630	2,425	3,306	4,924
Loss on disposal of property and equipment	55	27	351	260
Adjusted EBITDA	$24	$5,522	$(1,639)	$8,621
________________________
(1) Includes excess tax benefits (reversals) associated with the exercise of stock options and vesting of restricted stock units of $5,717 and $11,739 in the three and six months ended June 30, 2019, respectively, and $(1,292) and $— in the three and six months ended June 30, 2020, respectively.
(2) Includes $14,173 of tax expense to record a valuation allowance on U.S. deferred tax assets in the three and six months ended June 30, 2020.

BANDWIDTH INC.
Reconciliation of Non-GAAP Financial Measures
(In thousands, except share and per share amounts)
(Unaudited)
Non-GAAP Net (Loss) Income

	Three months ended June 30,		Six months ended June 30,
	2019	2020	2019	2020

Net income (loss)	$3,472	$(20,641)	$5,464	$(21,699)
Stock-based compensation	1,630	2,425	3,306	4,924
Amortization related to acquisitions	130	130	260	260
Amortization of debt discount and issuance costs for convertible debt	—	4,542	—	6,277
Loss on disposal of property and equipment	55	27	351	260
Estimated tax effects of adjustments	(465)	1,160	(1,004)	—
Valuation allowance (1)	—	14,173	—	14,173
Income tax (benefit) provision of equity compensation	(5,717)	1,292	(11,739)	—
Non-GAAP net (loss) income	$(895)	$3,108	$(3,362)	$4,195
Non-GAAP net (loss) income per Non-GAAP share
Basic	$(0.04)	$0.13	$(0.15)	$0.18
Diluted	$(0.04)	$0.13	$(0.15)	$0.17

Non-GAAP weighted average number of shares outstanding
Non-GAAP basic shares	23,102,553	23,973,663	21,807,523	23,768,616
Stock options issued and outstanding	—	444,739	—	616,929
Nonvested RSUs outstanding	—	288,964	—	278,746
Non-GAAP diluted shares	23,102,553	24,707,366	21,807,523	24,664,291
________________________
(1) The company recognized a tax expense of $14,173 to record a valuation allowance on U.S. deferred tax assets in the three and six months ended June 30, 2020.

Free Cash Flow

	Three months ended June 30,		Six months ended June 30,
	2019	2020	2019	2020
Net cash used in operating activities	$3,623	$7,291	$(5,412)	$(316)
Net cash used in investing in capital assets (1)	(7,685)	(4,620)	(9,519)	(9,048)
Free cash flow	$(4,062)	$2,671	$(14,931)	$(9,364)
________________________
(1) Represents the acquisition cost of property, equipment and capitalized development costs for software for internal use.

Investor Contacts
Sarah Walas
Bandwidth
919-504-6585
ir@bandwidth.com

Marc P. Griffin
ICR, Inc., for Bandwidth
919-283-5993
ir@bandwidth.com